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Exhibit 10.50

SIRVA, INC.
DIRECTORS COMPENSATION PLAN

ARTICLE I
PURPOSE

        The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing Eligible Directors of the Company with compensation in the form of cash payments and shares of Common Stock.

ARTICLE II
DEFINITIONS

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a)   "Audit Committee" means the Audit Committee of the Board (or such other committee of the Board to which the Board shall have delegated authority in respect of the functions generally held by an audit committee).

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Committee" means the Compensation Committee of the Board (or such other committee of the Board to which the Board shall have delegated authority in respect of the compensation of directors).

          (d)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          (e)   "Company" means SIRVA, Inc., a Delaware corporation, and any successor thereto.

          (f)    "Consulting Agreement" means the Amended and Restated Consulting Agreement, dated as of January 1, 2001, between the Company, NAVL and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R"), as the same may be amended from time to time.

          (g)   "Eligible Director" means a director of the Company (a) who is neither an officer nor an employee of the Company, (b) if the Consulting Agreement is then in effect, who is not an employee of CD&R, (c) who was not nominated for election as a director of the Company by Exel plc (formerly NFC plc) ("Exel") pursuant to the Letter Agreement, dated as of November 19, 1999, among the Company, Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund") and Exel, as amended and, in each case, who is not serving as a director of the Company at the request of his or her employer, unless in the case of clause (c) above, such employer shall have notified the Company that such director shall be an Eligible Director pursuant to the Plan.

          (h)   "Executive Committee" means the Executive Committee of the Board (or such other committee of the Board to which the Board shall have delegated authority in respect of the management of the property, affairs and business of the Company during the intervals between meetings of the Board).

          (i)    "Fair Market Value" means, as of any Award Date, or payment, distribution or deferral date, the fair market value of one Share as of the immediately preceding December 31 (or other more recent date) as determined by the Board for purposes of the SIRVA, Inc. Stock Incentive Plan, as amended.

          (j)    "NAVL" means North American Van Lines, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

          (k)   "Plan" means this SIRVA, Inc. Directors Compensation Plan, as the same may be amended from time to time.

          (l)    "Share" means one share of Common Stock.

          (m)  "Share Award" means an award of Shares (rounded to the nearest whole number) equal to the quotient of $5,000 divided by the Fair Market Value.

        2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III
ADMINISTRATION

        3.1    Rules, Interpretation and Determination.    The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Committee under the Plan and any determination or interpretation made by the Committee in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

        3.2    Delegation by the Committee.    All the powers, duties and responsibilities of the Committee specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by another committee of the Board to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such other committee and any determination or interpretation made by such other committee in the exercise of such authority shall be exercised or made in its discretion and shall be final, binding and conclusive for all purposes and upon all persons.

        3.3    Agents and Indemnification.    The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-laws of the Company.

ARTICLE IV
COMPENSATION

        4.1    Compensation Generally.    Each Eligible Director shall be entitled to compensation for his or her participation on the Board. Compensation for periods prior to June 13, 2002 shall be fixed at Forty Thousand Dollars ($40,000) per year, paid quarterly in arrears. Effective June 13, 2002, each Eligible Director's compensation for the remainder of the 2002 calendar year and each subsequent calendar year shall be fixed at (i) Twenty Thousand Dollars ($20,000) per year, paid quarterly in arrears, plus

(ii) four Share Awards as provided in Article VI, plus (iii) Ten Thousand Dollars ($10,000) per year, paid annually in arrears, for the chairman of each of the Executive Committee, the Audit Committee, the Committee and any other committee established by the Board if such chairman is an Eligible Director. If an Eligible Director's service to the Board or any committee thereof commences after the beginning of any calendar year during the term of the Plan, such Eligible Director shall only be entitled to receive a pro rata portion of the compensation payable hereunder based on the Eligible Director's actual days of service during such calendar quarter or year, as the case may be. To reflect the adjustment to the form of an Eligible Director's compensation specified herein, (a) the amount payable to an Eligible Director under clause (i) of the immediately preceding sentence minus any compensation paid to the Eligible Director during 2002 pursuant to the second sentence of this Section 4.1 will be earned ratably over the second, third and fourth quarters, payable quarterly in arrears, and (b) two Share Awards shall be earned ratably over each of the third and fourth quarters of 2002, based on the number of days during such period. The Board may adjust the time of payment and amount of any compensation for any calendar year subsequent to 2001 from time to time.

        4.2    Termination of Service During Quarter.    Except as provided in Section 7.7, in the event that the service of an Eligible Director on the Board shall terminate as a result of such Eligible Director's death, disability, resignation, removal (with or without cause) or otherwise, such Eligible Director shall receive in cash, Share Awards, Elective Shares or Units, as previously elected by the Eligible Director, a pro rata payment at the end of the quarter in which the service of such Eligible Director terminated (A) with respect to the compensation payable under clauses (i) and (ii) of the third sentence of Section 4.1, based on such Eligible Director's actual days of service during such quarter, and (B) with respect to the compensation payable under clause (iii) of the third sentence of Section 4.1, based on such Eligible Director's actual days and/or quarters of service during the calendar year that includes such quarter.

ARTICLE V
ELECTIVE SHARES

        Eligible Directors may elect to have any portion of cash compensation payable pursuant to Article IV above paid in Shares, which shall be issued on the Award Date (the "Elective Shares"). The number of Shares issued on such date will be equal to the amount of compensation that the Eligible Director has elected to receive in Shares divided by the Fair Market Value (rounded to the nearest whole share). Any such election shall be made by giving written notice to the Company of such election (i) within 30 days following the effective date of the Plan with respect to compensation earned in any calendar quarter within the calendar year in which the Plan becomes effective, (ii) on or before December 31 of any calendar year ending within the term of the Plan, in respect of the calendar year following the year in which such election is made, and (iii) for any Eligible Director who becomes a director after the effective date of the Plan, within 30 days following an Eligible Director's election as a director with respect to compensation earned in any calendar quarter within the calendar year in which such Eligible Director becomes a director.

ARTICLE VI
Share AWARDS

        6.1    Share Awards.    Subject to Article IV, as soon as reasonably practicable following the close of each calendar quarter during the term of this Plan (the "Award Date"), each Eligible Director shall automatically be awarded one Share Award.

        6.2    Award Agreement.    Shares awarded to an Eligible Director shall be evidenced by a written award agreement embodying the terms of this Article VI (each, an "Award Agreement").

        6.3    Registration and Participation Agreement.    An Eligible Director shall, in respect of the Shares awarded to such Eligible Director, be entitled to the benefits of and shall be bound by the obligations set forth in the Registration and Participation Agreement, dated as of March 30, 1998, as amended and as the same may be amended, waived, modified or supplemented from time to time, between the Company and certain stockholders of the Company (the "Registration and Participation Agreement").

        6.4    Restrictions on Disposition of Shares.    Neither an Eligible Director nor any of such Eligible Director's heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares awarded to such Eligible Director to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of such Eligible Director's Award Agreement) except as specified in Sections 6.5 and 6.6 hereof or in Section 4 of the Registration and Participation Agreement. The restrictions specified in this Section 6.5 shall terminate in the event that an underwritten public offering of Common Stock led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter; provided, however, that, each Eligible Director shall be subject to customary underwriters' lock-up provisions in respect of the Shares awarded to such Eligible Director in connection with such Public Offering.

        6.5    Rights of First Refusal.    If an Eligible Director desires to accept an offer from any prospective purchaser to purchase all or any part of the Shares awarded to such Eligible Director, the Eligible Director shall give written notice to the Company and CD&R Fund specifying the terms and conditions of such offer. Following the receipt of such notice, the Company and CD&R Fund shall have successive rights to purchase, on the same terms and conditions as specified in such notice, all of the Shares such Eligible Director proposes to sell for cash. The restrictions contained in this Section 6.5 shall terminate in the event that a Public Offering has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

        6.6    Certain Drag-Along Rights.    If CD&R Fund desires to effect a sale of 51% or more of its Shares to a third party and CD&R Fund elects to exercise its drag-along rights, CD&R Fund shall give written notice to each Eligible Director specifying the terms and conditions of such sale. Upon receipt of such notice and on the terms and conditions contained therein, each Eligible Director shall be obligated to sell and transfer to such third party buyer the percentage of Shares specified in such notice. The restrictions contained in this Section 6.6 shall terminate in the event that a Public Offering has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

        6.7    Securities Law Matters.    Each Award Agreement shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters that the Committee shall determine. The Committee, in its discretion, may also require an Eligible Director to make such other representations and furnish such information as it may consider appropriate in connection with the issuance of Common Stock in compliance with applicable laws, rules, and regulations.

ARTICLE VII
DEFERRED COMPENSATION PROGRAM

        7.1    Deferral Election.    Subject to the terms of this Plan, an Eligible Director may elect to defer receipt of 50% or more of any compensation payable to such Eligible Director in respect of such Eligible Director's future services (a "Deferral Election"). A Deferral Election may be made (i) within

30 days following the effective date of the Plan with respect to compensation to be earned in any calendar quarter within the calendar year in which the Plan becomes effective and subsequent to the calendar quarter in which the Plan becomes effective, (ii) on or before December 31 of any calendar year ending within the term of the Plan, in respect of the calendar year following the year in which such election is made, and (iii) for any Eligible Director who becomes a director after the effective date of the Plan, within 30 days following an Eligible Director's election as a director with respect to compensation to be earned in any calendar quarter within the calendar year in which such Eligible Director becomes a director and subsequent to the calendar quarter in which such Eligible Director becomes a director. Any amounts so deferred shall be credited, in whole or in part, to a memorandum account (the "Stock Account") established to record the deferral of certain compensation otherwise payable to an Eligible Director that shall be deemed invested in notional Shares.

        7.2    Form and Duration of Deferral Election.    A Deferral Election shall be made by written notice delivered to the Company. Such Deferral Election shall continue in effect unless and until the Eligible Director revokes or modifies such Deferral Election by written notice delivered to the Company. Any such revocation or modification of a Deferral Election shall become effective as of the end of the calendar year in which such notice is given and only with respect to any compensation to be payable to such Eligible Director in respect of such Director's services in subsequent calendar years; provided that no Deferral Election and no revocation or modification of a Deferral Election shall be effective if it is delivered within six months of any prior Deferral Election or revocation or modification of a Deferral Election. Amounts credited to the Eligible Director's Stock Account prior to the effective date of any such revocation or modification of a Deferral Election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked a Deferral Election may deliver to the Company a new Deferral Election to defer compensation no sooner than in the calendar year following the year in which such new Deferral Election is delivered.

        7.3    Stock Account.    Any amount deferred hereunder shall be deemed to be invested in a number of notional Shares of the Company (the "Units"), as determined on the applicable Award Date or as provided in Section 4.2, equal to the quotient of (i) with respect to cash compensation, (x) the amount of cash compensation so deferred for any calendar quarter ending prior to the Award Date divided by (y) the Fair Market Value, and (ii) with respect to a Share Award, a number of Units equal to the number of Shares that would have been subject to such Share Award. Each Eligible Director shall receive from the Company on an annual basis (or more frequently as may be determined by the Committee), an accounting of such Eligible Director's Stock Account. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director's Stock Account shall be increased by the number of Units, as determined on the related dividend record date, equal to the quotient of (x) the product of (A) the number of Units in the Eligible Director's Stock Account and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), divided by (y) the Fair Market Value. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Account shall be increased by the number of Units, as determined on the related dividend payment date, equal to the product of (i) the number of Units credited to the Eligible Director's Stock Account and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Eligible Director's Stock Account. Fractional Units shall be credited, but shall be rounded to the nearest whole share, with amounts equal to or greater than 0.5 rounded up and amounts less than 0.5 rounded down.

        7.4    Distribution from Accounts Upon Termination of Service as a Director.    At the time an Eligible Director makes a Deferral Election pursuant to Section 7.1, the Eligible Director shall also deliver to the Company a written election (a "Distribution Election") with respect to whether (i) the distribution to the Eligible Director of the Shares in respect of any Units credited to the Stock Account shall commence immediately following the date the Eligible Director ceases to be a Director of the Company or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director of the Company, as the Eligible Director may designate, and (ii) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Stock Account, provided that no election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a Director of the Company. Distributions from the Stock Account shall be made in the form of the greatest number of whole Shares having a Fair Market Value at such time equal to or less than the aggregate value of the Units to be distributed at such time (with any fractional interest payable in cash). Prior to the distribution of an Eligible Director's Stock Account, such Eligible Director shall enter into with the Company an Award Agreement embodying the terms of Article VI in respect to the Shares to be distributed.

        7.5    Distribution from Stock Account Prior to Termination of Service as a Director.    Any Eligible Director may, by written notice to the Company, elect to receive a distribution of all or any portion of the Units credited to the Eligible Director's Stock Account as of a date which is at least one full year after the date as of which such election is so filed with the Secretary of the Company; provided that, any Eligible Director who elects to receive a distribution pursuant to this Section 7.5 shall cease to be eligible to make any additional deferrals under this Article VII with respect to compensation payable in the two calendar years immediately following the year in which such notice is given to the Company.

        7.6    Payment of Plan Distributions.    Any distribution to be made hereunder, whether in the form of a lump-sum payment or installments, following the termination of a Eligible Director's service as a Director of the Company shall commence in accordance with the Distribution Election made by the Eligible Director in accordance with Section 7.4. If an Eligible Director fails to specify a commencement date for a distribution in accordance with Section 7.4, such distribution shall commence on the first business day of the calendar year immediately following the year in which the Eligible Director ceases to be a Director of the Company. If an Eligible Director fails to specify in accordance with Section 7.4 that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.

        7.7    Termination for Cause.    In the event that an Eligible Director's service as a director of the Company is terminated for Cause (as defined below), all Units credited to such Eligible Director shall terminate and be canceled immediately upon such termination of service. "Cause" means (i) the willful failure by the Eligible Director to perform substantially his duties as a director of the Company (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Eligible Director by the Board, which notice identifies the manner in which the Board believes that the Eligible Director has not substantially performed his duties, (ii) the Eligible Director's engaging in willful and serious misconduct that is injurious to the Company or any subsidiary thereof, (iii) the Eligible Director's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or (iv) the willful and material breach by the Eligible Director of any written covenant or agreement with the Company or any subsidiary thereof.

ARTICLE VIII
SHARES SUBJECT TO PLAN

        8.1    Shares Available.    Subject to the provisions of Section 8.2, the maximum number of Shares that may be issued under this Plan may not exceed 100,000 in the aggregate, or such greater number as may be determined by action of the Board from time to time.

        8.2    Adjustment in Capitalization.    The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Committee if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.

        8.3    Delivery of Shares.    Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

ARTICLE IX
TERMINATION, MODIFICATION AND AMENDMENT

        The Board at any time may terminate this Plan, and from time to time may amend or modify the Plan to effect (i) amendments necessary or desirable in order that this Plan shall conform to all applicable laws and regulations and (ii) any other amendments or modifications deemed appropriate. Notwithstanding the foregoing, the Board may not effect any amendment that would require the approval of the stockholders of the Company unless such approval is obtained.

ARTICLE X
GENERAL PROVISIONS

        10.1    Requirements of Law.    The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Committee. Notwithstanding any other provision of this Plan, no compensation shall be paid and no Shares issued if the Committee determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Common Stock in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.

        10.2    Listing of Shares.    If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

        10.3    No Right to Remain as a Director.    This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.

        10.4    No Rights as a Stockholder.    Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director's Shares or Stock Account shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares or Units unless and until a certificate for Shares is issued in respect thereof.

        10.5    Tax Withholding.    The Company shall have the power to withhold, or require a Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any cash payment or issuance of Shares and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Committee shall determine.

        10.6    Transferability.    No Stock Account shall be transferable by an Eligible Director otherwise than by will or under the applicable laws of descent and distribution. In addition, no Stock Account shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Stock Account shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Stock Account, or in the event of any levy upon any Stock Account by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Stock Account shall immediately become null and void.

        10.7    Beneficiary Designation.    Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death; provided that no such designation shall be made or be effective if the effect thereof is to require the Company to register any of its securities pursuant to the Securities Exchange Act of 1934, as amended. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

        10.8    Issuance of Stock Certificates; Legends.    Upon the issuance of Shares pursuant to this Plan, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons receiving such Shares and be delivered to or upon the order of such person or persons. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Eligible Director with respect to such Shares.

        10.9    Controlling Law.    This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.

        10.10    Freedom of Action.    Subject to Article IX, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

        10.11    Effective Date.    The Plan shall be effective as of the date it is approved by the Board. Unless earlier terminated by the Board, this Plan shall terminate at 11:59 p.m., Central Standard Time, on December 31, 2007.

        10.12    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.

        10.13    Severability.    In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        10.14    Notices.    All notices and other communications required or permitted to be given by an Eligible Director to the Company in connection with this Plan shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, by Federal Express, or by any recognized international equivalent of such delivery, to Ralph A. Ford, Senior Vice President and General Counsel of the Company at 215 West Diehl Road, Naperville, IL 60563, or to such other person or address as the Committee may designate from time to time. All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

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  Exhibit 10.50
SIRVA, INC. DIRECTORS COMPENSATION PLAN